Exhibit 10.2

March 5, 2021

NewHold Investment Corp.

950 McCarty Street, Building A

Houston, TX 77029

Re: Initial Public Offering

Ladies and Gentlemen:

This amended and restated letter (this “Letter Agreement”) is being delivered to you (i) in accordance with the Underwriting Agreement (the “Underwriting Agreement”), dated as of July 30, 2020, entered into by and among NewHold Investment Corp., a Delaware corporation (the “Company”), and Stifel, Nicolaus & Company, Incorporated, as representative (the “Representative”) of the several underwriters (each, an “Underwriter” and collectively, the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of 17,250,000 of the Company’s units (including 2,250,000 units that were purchased to cover over-allotments) (the “Units”), each comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one-half of one redeemable warrant and (ii) in connection with that certain Agreement and Plan of Merger, dated as of the date hereof, by and among the Company, its wholly-owned subsidiary NHIC Sub Inc., a Delaware corporation (“Merger Sub”) and Evolv Technologies, Inc., dba Evolv Technology, Inc., a Delaware corporation (“Evolv”), pursuant to which, among other things, Merger Sub will merger with and into Evolv, the separate corporate existence of Merger Sub would cease to exist and Evolv would continue as the surviving corporation and become a wholly-owned subsidiary of the Company (the “Merger”). Each whole warrant (each, a “Warrant”) entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment. The Units were sold in a Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) and the Units were listed on The Nasdaq Capital Market. Certain capitalized terms used herein are defined in paragraph 12 hereof.

In connection with the Public Offering and the Merger, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of NewHold Industrial Technology Holdings LLC (the “Sponsor”) and the undersigned individuals, each of whom is a member of the Company’s board of directors and/or management team, or a holder of the Company’s Founder Shares (each, an “Insider” and collectively, the “Insiders”), hereby agrees with the Company as follows:

1. The Sponsor and each Insider agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall (i) vote any shares of Capital Stock owned by it, him or her in favor of any proposed Business Combination and (ii) not redeem any shares of Capital Stock owned by it, him or her in connection with such stockholder approval. If the Company engages in a tender offer in connection with any proposed Business Combination, the Sponsor and each Insider agrees that it, he or she will not seek to sell its, his or her shares of Capital Stock to the Company in connection with such tender offer.

2. The Sponsor and each Insider hereby agrees that in the event that the Company fails to consummate a Business Combination within 24 months from the closing of the Public Offering, or such later period approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation (the “Charter”), the Sponsor and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 Business Days thereafter, subject to lawfully available funds therefor, redeem 100% of the Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (as defined below), including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes or to fund the Company’s working capital requirements (as described in the Prospectus) (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. The Sponsor and each Insider agrees not to propose any amendment to the Charter to modify (i) the substance or timing of the ability of holders of Offering Shares to seek redemption in connection with a Business Combination or the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination by the date set forth in the Charter or (ii) the other provisions relating to stockholders’ rights or pre-initial Business Combination activities, unless the Company provides Public Stockholders with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes or to fund the Company’s working capital requirements (as described in the Prospectus), divided by the number of then outstanding Offering Shares.

The Sponsor and each Insider acknowledges that, with respect to the Founder Shares held by it, him or her, it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account as a result of any liquidation of the Company (although the Sponsor, the Insiders and their respective affiliates shall be entitled to redemption and liquidation rights with respect to any Offering Shares it or they hold if the Company fails to consummate a Business Combination within the time period set forth in the Charter). The Sponsor and each Insider hereby further waives, with respect to any shares of Capital Stock held by it, him or her, if any, any redemption rights it, he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or a stockholder vote to approve an amendment to the Charter to (i) modify the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company has not consummated a Business Combination within the time period set forth in the Charter or in the context of a tender offer made by the Company to purchase shares of Capital Stock or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity.

3. During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the Sponsor and each Insider shall not, without the prior written consent of the Representative, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Units, shares of Common Stock, Founder Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, him or her, (ii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, with respect to any Units, shares of Common Stock, Founder Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, him or her, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, shares of Common Stock, Founder Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iv) publicly announce any intention to effect any transaction specified in clause (i), (ii) or (iii). Each of the Insiders and the Sponsor acknowledges and agrees that, prior to the effective date of any release or waiver of the restrictions set forth in this paragraph 3 or paragraph 7 below, the Company shall announce the impending release or waiver by press release through a major news service at least two Business Days before the effective date of the release or waiver. Any release or waiver granted shall only be effective two Business Days after the publication date of such press release. The provisions of this paragraph will not apply if the release or waiver is effected solely to permit a transfer not for consideration and the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

4. In the event of the liquidation of the Trust Account upon the failure of the Company to consummate its initial Business Combination within the time period set forth in the Charter, the Sponsor (the “Indemnitor”) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) any prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement (a “Target”); provided, however, that such indemnification of the Company by the Indemnitor (x) shall apply only to the extent necessary to ensure that such claims by a third party or a Target do not reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Offering Share and (ii) the actual amount per Offering Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Offering Share is then held in the Trust Account due to reductions in the value of the trust assets, less interest earned on the Trust Account which may be withdrawn to pay taxes, (y) shall not apply to any claims by a third party or a Target which executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) and (z) shall not apply to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Indemnitor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Indemnitor, the Indemnitor notifies the Company in writing that it shall undertake such defense.

5. Intentionally Omitted.

6. (a) The Sponsor and the Insiders (other than Marc Saiontz, Neit Glat, Nick Petruska and Susan Quinn), hereby agree not to participate in the formation of, or become an officer or director of, any special purpose acquisition company with a class of securities registered under the Exchange Act, other than the Company, until the Company has entered into a definitive agreement regarding an initial Business Combination or the Company has failed to complete an initial Business Combination within 24 months after the closing of the Public Offering, as such period may be extended by Company stockholder approval. Marc Saiontz and Neit Glat hereby agree not to participate in the formation of, or become an officer or director of, any industrial-focused special purpose acquisition company with a class of securities registered under the Exchange Act, other than the Company, until the Company has entered into a definitive agreement regarding an initial Business Combination or the Company has failed to complete an initial Business Combination within 24 months after the closing of the Public Offering, as such period may be extended by Company stockholder approval.

(b) The Sponsor and each Insider hereby agrees and acknowledges that: (i) the Underwriters and the Company would be irreparably injured in the event of a breach by the Sponsor or an Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 6(a), 7(a), 7(b), and 9, as applicable, of this Letter Agreement (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7.

(a)

(i) The Sponsor and each Insider agrees that it, he or she shall not Transfer any Founder Shares (or shares of Common Stock issuable upon conversion thereof) until the earlier of (A) one year after the completion of the Company’s initial Business Combination or (B) subsequent to the Company’s initial Business Combination, (x) if the last reported sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Founder Shares Lock-up Period”).

(ii) In addition, the following provisions shall apply with respect to the Founders Shares:

(A)       1,897,500 shares of the Company’s Class B common stock shall vest and no longer be subject to forfeiture at the closing of a Business Combination;

(B)       if within 5-years after the signing date of the Business Combination the last reported sale price of the Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period, then 948,750 shares of the Company’s Class B common stock shall vest and no longer be subject to forfeiture;

(C)       if within 5-years after the signing date of the Business Combination the last reported sale price of the Common Stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period, then 948,750 shares of the Company’s Class B common stock) shall vest and no longer be subject to forfeiture;

(D)       if the conditions specified in clause (B) and/or (C) above are not satisfied, then the number of shares specified in clause (B) and/or (C), as the case may be, shall be forfeited and no longer issued and outstanding; and

(E)       if, within 5-years after the signing date of a Business Combination, there is a Change of Control (as hereinafter defined), then immediately prior to the consummation of such Change of Control, then all of the Founder Shares referred to in clauses (B) and (C) above shall vest, no longer be subject to forfeiture and shall be eligible to participate in such Change of Control. “Change of Control” means any transaction or series of transactions the result of which is: (a) the acquisition by any Person or group (as defined under Section 13 of the Exchange Act) of Persons of direct or indirect beneficial ownership of securities representing 50% or more of the combined voting power of the then outstanding securities of Parent; (b) a merger, consolidation, business combination, recapitalization, reorganization, or other similar transaction, however effected, resulting in any Person or group (as defined under Section 13 of the Exchange Act) acquiring 50% or more of the combined voting power of the then outstanding securities of Company or the surviving or successor entity immediately after such combination; (c) a sale of all or substantially all of the assets of Company and its Subsidiaries (as hereinafter defined), taken as a whole; provided, however, that any securities of Parent issued in a bona fide financing transaction or series of bona fide financing transactions shall be excluded from the definition of “Change of Control”. “Subsidiaries” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person or by one or more of its Subsidiaries.

(b) The Sponsor and each Insider agrees that, to the extent it, he or she holds Private Placement Warrants, it, he or she shall not Transfer any Private Placement Warrants (or shares of Common Stock underlying such Private Placement Warrants), until 30 days after the Company’s completion of its initial Business Combination (the “Private Placement Warrants Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c) Notwithstanding the provisions set forth in paragraphs 7(a) and (b), Transfers of the Founder Shares, the Private Placement Warrants and the shares of Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants or the Founder Shares and that are held by the Sponsor, any Insider or any of their permitted transferees (that have complied with this paragraph 7(c)), are permitted (a) to the Company’s officers or directors, any affiliate or family member of any of the Company’s officers or directors, any affiliate of the Sponsor or any member of the Sponsor; (b) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of the Company’s initial Business Combination at prices no greater than the price at which the Founder Shares, shares of Common Stock or Private Placement Warrants were originally purchased; (f) in the event of the Company’s liquidation prior to the completion of an initial Business Combination; or (g) by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; provided, however, that in the case of clauses (a) through (e) or (g), any such permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in this paragraph 7(c) and the other restrictions contained in this Letter Agreement.

8. The Sponsor and each Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to the Company (including any such information included in the Prospectus) is true and accurate in all respects and does not omit any material information with respect to the Insider’s background. Each Insider’s questionnaire furnished to the Company is true and accurate in all respects. Each Insider represents and warrants that: it, he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it, he or she is not currently a defendant in any such criminal proceeding.

9. Except as disclosed in the Prospectus, neither the Sponsor nor any officer, nor any affiliate of the Sponsor or any officer, nor any director of the Company, shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate, the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following, none of which will be made from the proceeds held in the Trust Account prior to the completion of the initial Business Combination: repayment of a loan and advances up to an aggregate of $300,000 made to the Company by the Sponsor; payment to an affiliate of the Sponsor for certain office space, utilities and secretarial and administrative support as may be reasonably required by the Company for a total of $15,000 per month; reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial Business Combination; and repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsor or an affiliate of the Sponsor or any of the Company’s officers or directors to finance transaction costs in connection with an intended initial Business Combination, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment. Up to $100,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period.

11. The Sponsor and each Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer or director of the Company and hereby consents to being named in the Prospectus as an officer or director of the Company.

12. As used herein, (i) “Anchor Investors” shall mean certain funds and accounts managed by Magnetar Financial LLC, UBS O’Connor LLC and Mint Tower Capital Management B.V., that have expressed to the Company an interest to purchase a portion of an aggregate of $40,000,000 of Units in the Public Offering; (ii) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (iii) “Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in The City of New York, New York, are authorized or required by law to close; (iv) “Capital Stock” shall mean, collectively, the Common Stock and the Founder Shares; (v) “Founder Shares” shall mean the 4,312,500 shares of the Company’s Class B common stock, par value $0.0001 per share, (up to 562,500 Shares of which are subject to complete or partial forfeiture by the Sponsor and the Anchor Investors, collectively, if the over-allotment option is not exercised by the Underwriters) outstanding immediately prior to the consummation of the Public Offering; (vi) “Initial Stockholders” shall mean the Sponsor, the Anchor Investors and any Insider that holds Founder Shares prior to the consummation of the Public Offering; (vii) “Private Placement Warrants” shall the Warrants to purchase up to 5,250,000 shares of Common Stock (or 5,700,000 shares of Common Stock if the over-allotment option is exercised in full by the Underwriters) that the Sponsor and the Anchor Investors have agreed to purchase for an aggregate purchase price of $5,250,000 (or $5,700,000 if the over-allotment option is exercised in full by the Underwriters), or $1.00 per Warrant, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (viii) “Public Stockholders” shall mean the holders of the Offering Shares; (ix) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering and the sale of Private Placement Warrants shall be deposited; and (x) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

13. The Company will maintain an insurance policy or policies providing directors’ and officers’ liability insurance, and each Director shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company’s directors or officers.

14. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

15. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor and each Insider and their respective successors, heirs and assigns and permitted transferees.

16. Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

17. This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

18. This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

19. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

20. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

21. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated by August 31, 2020; provided further that paragraph 4 of this Letter Agreement shall survive such liquidation. Notwithstanding the foregoing, the provisions of paragraph 7(a) (ii) of this Letter Agreement shall survive for a period of 5 years after the signing date of the Business Combination.

[Signature Page Follows]

Sincerely,

NEWHOLD INDUSTRIAL TECHNOLOGY HOLDINGS LLC

By:	/s/ Kevin Charlton
	Name:	Kevin Charlton
	Title:	Manager

By:	/s/ Marc Saiontz
	Name:	Marc Saiontz
	Title:	Manager

By:	/s/ Charles Goldman
	Name:	Charles Goldman
	Title:	Manager

/s/ Kevin Charlton
Kevin Charlton

/s/ Thomas J. Sullivan
Thomas J. Sullivan

/s/ Charles Goldman
Charles Goldman

/s/ John Charles Baynes-Reid
John Charles Baynes-Reid

/s/ Adam Deutsch
Adam Deutsch

/s/ Marc Saiontz
Marc Saiontz

/s/ Kathleen Harris
Kathleen Harris

/s/ Brian Mathis
Brian Mathis

/s/ Neil Glat
Neil Glat

/s/ Sezaneh Taharian
Sezaneh Taharian

/s/ Nicholas Petruska
Nicholas Petruska

/s/ Susan Quinn
Susan Quinn

Acknowledged and Agreed:

NEWHOLD INVESTMENT CORP.

By:	/s/ Kevin Charlton
	Name:	Kevin Charlton
	Title:	Chief Executive Officer

[Signature page to Amended and Restated Insider Letter]

Acknowledged and Agreed:

EVOLV TECHNOLOGIES, INC.

By:	/s/ Peter George
	Name:	Peter George
	Title:	Chief Executive Officer

[Signature page to Amended and Restated Insider Letter]